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                                                                  Exhibit 99.2

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PRESS RELEASE

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Western Bancorp  (NASDAQ:  WEBC)            SC Bancorp  (AMEX:  SCK)
4100 Newport Place, Suite 900               3800 East La Palma Avenue
Newport Beach, California 92660             Anaheim, CA  92807-1798
Contact:  Arnold C. Hahn                    Contact: Bruce W. Roat
          Executive Vice President                   Executive Vice President
          & Chief Financial Officer                  & Chief Financial Officer
Phone:    714-863-2351                      Phone:   714-228-8200
Fax:      714-863-2336                      Fax:     714-228-8132


FOR IMMEDIATE RELEASE

WESTERN BANCORP AND SC BANCORP ANNOUNCE REGULATORY APPROVAL AND SETTING OF THE EXCHANGE RATIO FOR MERGER.

July 31, 1997

Western Bancorp ("Western") and SC Bancorp ("SCB") jointly announced today that both the Board of Governors of the Federal Reserve System ("FRB") (as of July 29, 1997) and the California Commissioner of Financial Institutions (as of July 28, 1997) have approved the merger of SCB into Western. Upon the merger becoming effective, each share of common stock of SCB issued and outstanding at such time will be converted to the right to receive 0.4556 shares of common stock of Western (the "Exchange Ratio"). The Exchange Ratio was established by dividing $14.25 by $31.28, which is the volume weighted average sales price per share of Western's common stock for the 20 consecutive trading days immediately preceeding receipt of approval from the FRB.

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